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                                                                    Exhibit 99.2

                               ENTERGY CORPORATION

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF STOCKHOLDERS--DECEMBER 15, 2000

         I hereby appoint J. Wayne Leonard and Robert v.d. Luft, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Entergy Corporation held of record by me on November 6, 2000 at the Special Meeting of Stockholders to be held at the Hilton New Orleans Riverside, Two Poydras Street, New Orleans, Louisiana, 70140, on December 15, 2000, at 10:00 a.m., CST, and any and all adjournments and postponements thereof, with all powers that I would possess if personally present.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, and any and all adjournments and postponements thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                              FOLD AND DETACH HERE

         PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY
                             INTERNET OR TELEPHONE.

                             YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

                   1) By Telephone 2) By Internet or 3) By mail

       See detailed voting instructions on the reverse side of this card.


                                   PLEASE VOTE
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. THE
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
Item 1 - Approval and adoption of the Agreement and Plan of Merger dated as of July 30, 2000, among FPL Group, Inc., Entergy, WCB Holding Corp., Ranger Acquisition Corp., a wholly owned subsidiary of WCB Holding that will merge into FPL Group, and Ring Acquisition Corp., a wholly owned subsidiary of WCB Holding that will merge into Entergy.

    FOR         AGAINST         ABSTAIN

    |_|           |_|             |_|


   WE ENCOURAGE YOU TO VOTE BY TELEPHONE TOLL-FREE OR ON THE INTERNET. PLEASE
                          READ THE INSTRUCTIONS BELOW.

Receipt of the Notice of Special Meeting and the Joint Proxy
Statement/Prospectus of Entergy Corporation dated _______________________ is acknowledged.

Signature______________________ Signature______________________ Date____________

IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

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                              FOLD AND DETACH HERE

                        VOTE BY TELEPHONE OR THE INTERNET
                           QUICK ***EASY *** IMMEDIATE

1.   TO VOTE BY TELEPHONE -- 1-800-840-1208
     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. Have your proxy card in hand. You will be asked to enter your Control Number, which is located in the box in the lower right hand corner of this form.

     Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm by pressing 1.

2.   TO VOTE ON THE INTERNET -- HTTP://WWW.EPROXY.COM/ETR/
     Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy in hand when you access the web site. You will be prompted to enter your Control Number, which is located in the box in the lower right hand corner of this form, and then follow the simple instructions provided.

3.   VOTE BY MAIL
     Mark, sign and date your proxy card and return promptly in the enclosed envelope.

     IF YOU VOTE BY TELEPHONE OR THE INTERNET, THERE IS NO NEED TO MAIL BACK
                                YOUR PROXY CARD.
                              THANK YOU FOR VOTING.